Exhibit 99.1

Media Inquiries: Heather Beardsley +1 610-208-2278 hbeardsley@cartech.com	Investor Inquiries: The Plunkett Group Brad Edwards +1 914-582-4187 brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER

FISCAL YEAR 2021 RESULTS

PHILADELPHIA – April 29, 2021 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2021. For the quarter, the Company reported a net loss of $40.5 million, or $0.84 loss per diluted share. Excluding special items, adjusted loss per diluted share was $0.54 for the quarter.

“Our third quarter results were in-line with our expectations as we continue to weather near-term volume headwinds, as we had anticipated,” said Tony R. Thene, President and CEO of Carpenter Technology. “While current conditions remain challenging, we have recently completed multiple contract extensions in the Medical, Transportation and Aerospace and Defense end-use markets. We remain in close engagement with our customers and during the quarter began to see initial signs of recovery in some areas of our Aerospace and Defense end-use market. In addition, we continued to capitalize on solid demand in the Transportation end-use market and we benefited from signs of improving demand conditions in our Medical end-use market. We finished the quarter in a strong financial position with total liquidity of $538.8 million, including $244.2 million of cash on hand.”

“Looking ahead, we believe end-use market conditions will continue to improve as we move through calendar year 2021. The long-term outlook across our end-use markets remains strong and we are well positioned in each with critical material solutions to address our customers’ complex needs. We have deepened our customer relationships and continue to believe we will emerge from the pandemic a stronger company. Our core business is centered on delivering mission-critical material solutions and has been for over 130 years. Our investments in additive manufacturing and electrification capabilities further strengthen our sustainable long-term growth profile.”

Financial Highlights

($ in millions)	Q3 FY2021	Q3 FY2020	Q2 FY2021
Net Sales	$351.9	$585.4	$348.8
Net Sales Excluding Surcharge Revenue (a)	$298.1	$495.0	$299.4
Operating (Loss) Income	$(40.0)	$58.7	$(89.0)
Adjusted Operating (Loss) Income Excluding Special Items (a)	$(29.7)	$58.7	$(32.3)
Net (Loss) Income	$(40.5)	$39.9	$(84.9)
Cash Provided from Operating Activities	$3.8	$72.3	$83.6
Free Cash Flow (a)	$(24.5)	$13.0	$51.0

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the third quarter of fiscal year 2021 were $351.9 million compared with $585.4 million in the third quarter of fiscal year 2020, a decrease of $233.5 million (negative 40 percent), on 39 percent lower volume. Net sales excluding surcharge were $298.1 million, a decrease of $196.9 million (negative 40 percent) from the same period a year ago.

Operating loss was $40.0 million compared to operating income of $58.7 million in the prior year period. Adjusted operating loss excluding special items was $29.7 million in the recent third quarter. Special items excluded from adjusted operating loss in the current quarter include restructuring and asset impairment charges, including inventory write-downs, of $7.6 million related to ongoing actions to reduce cost and narrow focus for the Additive business and $2.7 million of costs associated with COVID-19. These COVID-19 costs principally consist of direct incremental operating costs including outside services to execute enhanced cleaning protocols, additional personal protective equipment, isolation pay for production employees potentially exposed to COVID-19 and various operating supplies necessary to maintain the operations while keeping employees safe against possible exposure in the Company’s facilities.

Other expense, net was $8.3 million in the third quarter of fiscal year 2021, compared to $3.9 million in the third quarter of fiscal year 2020. The current quarter’s results include an $8.9 million non-cash settlement accounting charge associated with the Company’s largest qualified pension plan.

Cash provided from operating activities in the third quarter of fiscal year 2021 was $3.8 million, compared to $72.3 million in the same quarter last year. Free cash flow in the third quarter of fiscal year 2021 was negative $24.5 million, compared to positive $13.0 million in the same quarter last year. The decrease in operating cash flow primarily reflects the impact of lower earnings relative to the same quarter a year ago. This was partially offset by lower capital expenditures of $18.6 million in the third quarter of fiscal year 2021 compared to $49.7 million in the same quarter last year.

Total liquidity, including cash and available credit facility borrowings, was $538.8 million at the end of the third quarter of fiscal year 2021. This consisted of $244.2 million of cash and $294.6 million of available borrowings under the Company’s recently amended and extended secured credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, April 29th at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2021. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2020, Form 10-Q for the quarters ended September 30, 2020 and December 31, 2020 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production;

(16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; (20) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (21) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

NET SALES	$351.9	$585.4	$1,054.0	$1,743.8
Cost of sales	336.5	475.9	1,029.1	1,409.0
Cost of sales - inventory write-downs from restructuring	2.6	—	2.6	—

Gross profit	12.8	109.5	22.3	334.8

Selling, general and administrative expenses	47.8	50.8	132.3	159.0
Restructuring and asset impairment charges	5.0	—	15.0	2.3
Goodwill impairment	—	—	52.8	—

Operating (loss) income	(40.0)	58.7	(177.8)	173.5

Interest expense, net	(8.9)	(4.9)	(23.5)	(15.6)
Debt extinguishment losses, net	—	—	(8.2)	—
Other expense, net	(8.3)	(3.9)	(9.4)	(3.4)

(Loss) income before income taxes	(57.2)	49.9	(218.9)	154.5
Income tax (benefit) expense	(16.7)	10.0	(46.4)	34.6

NET (LOSS) INCOME	$(40.5)	$39.9	$(172.5)	$119.9

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.84)	$0.82	$(3.58)	$2.47

Diluted	$(0.84)	$0.82	$(3.58)	$2.46

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.3	48.1	48.3	48.0

Diluted	48.3	48.3	48.3	48.4

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net (loss) income	$(172.5)	$119.9
Adjustments to reconcile net (loss) income to net cash provided from operating activities:
Debt extinguishment losses, net	8.2	—
Depreciation and amortization	91.6	92.2
Goodwill impairment charge	52.8	—
Non-cash excess inventory write-down	2.6	—
Non-cash restructuring and asset impairment charges	13.6	1.5
Deferred income taxes	(19.3)	7.0
Net pension expense	20.3	11.5
Share-based compensation expense	7.8	12.4
Net loss on disposals of property, plant and equipment and assets held for sale	0.1	—
Changes in working capital and other:
Accounts receivable	13.8	7.6
Inventories	181.9	(85.2)
Other current assets	(33.4)	(5.2)
Accounts payable	18.2	(26.9)
Accrued liabilities	3.8	(33.4)
Pension plan contributions	(10.9)	(4.9)
Other postretirement plan contributions	(1.6)	(2.7)
Other, net	(1.6)	1.1

Net cash provided from operating activities	175.4	94.9

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(78.5)	(144.0)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.6	0.3
Proceeds from divestiture of business	20.0	—

Net cash used for investing activities	(56.9)	(143.7)

FINANCING ACTIVITIES
Credit agreement borrowings	—	331.1
Credit agreement repayments	—	(181.1)
Net change in short-term credit agreement borrowings	(170.0)	0.3
Proceeds from issuance of long-term debt, net of offering costs	395.5	—
Payments on long-term debt	(250.0)	—
Payments for debt extinguishment costs, net	(8.2)	—
Payments for debt issue costs	(2.5)	—
Dividends paid	(29.3)	(29.1)
Proceeds from stock options exercised	0.2	4.3
Withholding tax payments on share-based compensation awards	(2.3)	(7.8)

Net cash (used for) provided from financing activities	(66.6)	117.7

Effect of exchange rate changes on cash and cash equivalents	(0.8)	(2.9)

INCREASE IN CASH AND CASH EQUIVALENTS	51.1	66.0
Cash and cash equivalents at beginning of period	193.1	27.0

Cash and cash equivalents at end of period	$244.2	$93.0

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$244.2	$193.1
Accounts receivable, net	279.2	292.3
Inventories	535.5	724.3
Other current assets	91.5	56.6

Total current assets	1,150.4	1,266.3
Property, plant and equipment, net	1,306.7	1,351.1
Goodwill	241.4	290.4
Other intangibles, net	44.9	52.1
Deferred income taxes	5.0	4.9
Other assets	262.6	262.4

Total assets	$3,011.0	$3,227.2

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$—	$170.0
Accounts payable	135.1	124.2
Accrued liabilities	134.2	157.9

Total current liabilities	269.3	452.1
Long-term debt	694.3	551.8
Accrued pension liabilities	281.2	399.5
Accrued postretirement benefits	138.5	137.4
Deferred income taxes	150.2	130.2
Other liabilities	96.3	110.5

Total liabilities	1,629.8	1,781.5

STOCKHOLDERS’ EQUITY
Common stock	280.1	280.1
Capital in excess of par value	319.4	321.4
Reinvested earnings	1,366.2	1,568.0
Common stock in treasury, at cost	(317.5)	(325.8)
Accumulated other comprehensive loss	(267.0)	(398.0)

Total stockholders’ equity	1,381.2	1,445.7

Total liabilities and stockholders’ equity	$3,011.0	$3,227.2

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Pounds sold (000):
Specialty Alloys Operations	37,260	59,052	119,230	175,660
Performance Engineered Products	2,026	3,202	5,024	9,874
Intersegment	(1,516)	(116)	(2,516)	(1,800)

Consolidated pounds sold	37,770	62,138	121,738	183,734

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$246.5	$398.8	$753.0	$1,174.5
Surcharge	53.1	89.3	147.8	287.7

Specialty Alloys Operations net sales	299.6	488.1	900.8	1,462.2

Performance Engineered Products
Net sales excluding surcharge	64.9	107.1	180.3	319.1
Surcharge	0.8	1.5	2.0	4.9

Performance Engineered Products net sales	65.7	108.6	182.3	324.0

Intersegment
Net sales excluding surcharge	(13.3)	(10.9)	(28.6)	(40.8)
Surcharge	(0.1)	(0.4)	(0.5)	(1.6)

Intersegment net sales	(13.4)	(11.3)	(29.1)	(42.4)

Consolidated net sales	$351.9	$585.4	$1,054.0	$1,743.8

Operating (Loss) Income:
Specialty Alloys Operations	$(9.9)	$76.4	$(40.1)	$233.7
Performance Engineered Products	(3.3)	(0.3)	(14.2)	(2.0)
Corporate (including restructuring and asset impairment charges)	(26.3)	(17.8)	(123.4)	(58.8)
Intersegment	(0.5)	0.4	(0.1)	0.6

Consolidated operating (loss) income	$(40.0)	$58.7	$(177.8)	$173.5

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. Effective July 1, 2020, the Company’s Carpenter Powder Products business was merged into the Carpenter Additive business. The Amega West business was also part of the PEP segment however the business was divested during the quarter ended September 30, 2020. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other income (expense), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	2021	2020	2021	2020

Net sales	$351.9	$585.4	$1,054.0	$1,743.8
Less: surcharge revenue	53.8	90.4	149.3	291.0

Net sales excluding surcharge revenue	$298.1	$495.0	$904.7	$1,452.8

Operating (loss) income	$(40.0)	$58.7	$(177.8)	$173.5
Special items:
COVID-19 costs	2.7	—	14.5	—
Inventory write-downs from restructuring	2.6	—	2.6	—
Restructuring and asset impairment charges	5.0	—	15.0	2.3
Goodwill impairment	—	—	52.8	—

Operating (loss) income	$(29.7)	$58.7	$(92.9)	$175.8

Operating margin	(11.4)%	10.0%	(16.9)%	9.9%

Adjusted operating margin excluding surcharge revenue and special items	(10.0)%	11.9%	(10.3)%	12.1%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*

Three months ended March 31, 2021, as reported	$(57.2)	$16.7	$(40.5)	$(0.84)

Special items:
COVID-19 costs	2.7	(0.8)	1.9	0.04
Restructuring and asset impairment charges	7.6	(1.8)	5.8	0.12
Pension settlement charges	8.9	(2.2)	6.7	0.14

Three months ended March 31, 2021, as adjusted	$(38.0)	$11.9	$(26.1)	$(0.54)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended March 31, 2021.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended March 31, 2020, as reported	$49.9	$(10.0)	$39.9	$0.82

Special item:
None reported	—	—	—	—

Three months ended March 31, 2020, as adjusted	$49.9	$(10.0)	$39.9	$0.82

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended March 31, 2020.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*

Nine months ended March 31, 2021, as reported	$(218.9)	$46.4	$(172.5)	$(3.58)

Special items:
COVID-19 costs	14.5	(4.2)	10.3	0.21
Restructuring and asset impairment charges	17.6	(4.2)	13.4	0.28
Goodwill impairment	52.8	(0.1)	52.7	1.09
Debt extinguishment losses, net	8.2	(2.0)	6.2	0.13
Pension settlement charges	8.9	(2.2)	6.7	0.14

Nine months ended March 31, 2021 as adjusted	$(116.9)	$33.7	$(83.2)	$(1.73)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the nine months ended March 31, 2021.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Nine months ended March 31, 2020, as reported	$154.5	$(34.6)	$119.9	$2.46

Special item:
Restructuring charges	2.3	(0.5)	1.8	0.04

Nine months ended March 31, 2020, as adjusted	$156.8	$(35.1)	$121.7	$2.50

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.4 million for the nine months ended March 31, 2020.

Management believes that (loss) earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended March 31,		Nine Months Ended March 31,
FREE CASH FLOW	2021	2020	2021	2020

Net cash provided from operating activities	$3.8	$72.3	$175.4	$94.9
Purchases of property, plant, equipment and software	(18.6)	(49.7)	(78.5)	(144.0)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.1	0.1	1.6	0.3
Proceeds from divestiture of business	—	—	20.0	—
Dividends paid	(9.8)	(9.7)	(29.3)	(29.1)

Free cash flow	$(24.5)	$13.0	$89.2	$(77.9)

Management believes that the free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
NET SALES BY END-USE MARKET	2021	2020	2021	2020
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$137.3	$293.4	$433.4	$858.3
Medical	31.1	47.7	90.1	135.2
Transportation	29.1	27.8	79.3	91.4
Energy	18.1	28.8	57.1	88.7
Industrial and Consumer	55.9	67.8	175.3	191.9
Distribution	26.6	29.5	69.5	87.3

Total net sales excluding surcharge revenue	298.1	495.0	904.7	1,452.8

Surcharge revenue	53.8	90.4	149.3	291.0

Total net sales	$351.9	$585.4	$1,054.0	$1,743.8